Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-124911, 333-161662 and 333-144827) of SunOpta Inc. of our report dated July 17, 2008 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
March 10, 2010